UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2017 (October 19, 2017)

The Enviromart Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54758	45-5529607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Summit Ave Montvale, New Jersey	07645
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-782-0889

N/A

(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously reported in a Current Report on Form 8-K filed on October 13, 2017, The Enviromart Companies, Inc. (the “Company”) appointed Mr. Wayne Tsao as the Company’s Chairman, Chief Executive Officer, and President and Ms. Charlene Cheng as the Company’s Chief Financial Officer and Director (the “Appointments”), which became effective on October 23, 2017. The resignation of the Company’s former officer and director Mr. Laurence King also became effective on October 23, 2017.

Item 5.03.	Amendments to Articles of Incorporation.

On October 19, 2017, the Company, with the unanimous approval of its board of directors by written consent in lieu of a meeting, filed a Certificate of Amendment (the “Certificate of Amendment”) with the Secretary of State of Delaware. As a result of the Certificate of Amendment, the Company changed its name to “The Enviromart Companies, Inc.”, effective as of October 19, 2017. A copy of the Certificate of Change is filed as Exhibit 3.1 hereto, and is incorporated herein by reference in its entirety.

On October 23, 2017, the Company, with the unanimous approval of its board of directors by written consent in lieu of a meeting, filed another Certificate of Amendment (the “Second Certificate of Amendment”) with the Secretary of State of Delaware. As a result of the Second Certificate of Amendment, the Company changed its name to “ECARD INC.”, effective as of October 23, 2017. A copy of the Certificate of Change is filed as Exhibit 3.2 hereto, and is incorporated herein by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment filed with the Secretary of State of Delaware on October 19, 2017

3.2	Certificate of Amendment filed with the Secretary of State of Delaware on October 23, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2017	The Enviromart Companies, Inc.

	By:	/s/ Wayne Tsao
	Name:	Wayne Tsao
	Title:	Chief Executive Officer